                                                                      EXHIBIT 21




                  SUBSIDIARIES OF MALAN REALTY INVESTORS, INC.
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MALAN DEPOSITOR, INC.

MALAN MORTGAGOR, INC.

MALAN MEADOWS, INC.

MALAN REVOLVER, INC.

MALAN MIDWEST, LLC

MALAN AURORA CORP.